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                             TERMINATION AGREEMENT

          THIS TERMINATION AGREEMENT by and between US Diagnostic Inc., a Delaware corporation having its principal office located at 777 S. Flagler Drive, West Palm Beach, Florida 33401 (herein referred to as the "Corporation") and Coyote Consulting & Financial Services LLC, having a principal office located at 29 Windward Isle, Palm Beach Gardens, Florida 33418 (hereinafter referred to as "Coyote"), is made and entered into as of the date of execution of the last of the parties so to execute.

                             W I T N E S S E T H:

          WHEREAS, Corporation and Coyote entered into a Consulting Agreement dated as of December 1, 1994, as amended to date (the "Consulting Agreement");

          WHEREAS, the Corporation and Coyote desire to terminate the Consulting Agreement;

          NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  TERMINATION OF CONSULTING AGREEMENT

          A. Subject to the terms and conditions herein set forth, the parties hereby terminate the Consulting Agreement by the execution of this Termination Agreement. Effective immediately, except for the obligations set forth herein, all purported associations between the Corporation and Coyote and between the Corporation and Keith G. Greenberg are terminated.

          B. As partial consideration for such termination and for Coyote's waiver of its rights contained in Sections 4, 5 and 9 of the Consulting Agreement, the parties hereby covenant and agree that all unvested shares of restricted stock in the Corporation and all unvested stock options for stock in the Corporation held by Coyote shall fully vest as of the date of this Agreement, except that the 50,000 unvested stock options for stock in the Corporation granted June 1, 1996, and exercisable at $7.125 per share shall, pursuant to the term of the original grant, vest only if the Corporation's common stock trades at a price in excess of $15.00 per share prior to June 1, 1999. Simultaneous herewith, the Corporation shall deliver to Coyote a true and correct certified copy of a resolution of the Board of Directors of the Corporation approving this Termination Agreement and the provisions herein contained with respect to stock options and rights. Within ten (10) days from the date of this Termination Agreement, the Corporation shall deliver or cause to be delivered to Coyote an opinion of legal counsel to the Corporation, reasonably acceptable to Coyote, opining that this Termination Agreement has been validly executed and is enforceable against the Corporation in accordance with its terms, subject only to such usual and customary creditors' rights exclusions as may be approved by counsel to Coyote. Simultaneous herewith, Coyote shall deliver to the Corporation a true and correct certified copy of a resolution of the Board of Managers, or of the Members, of Coyote, whichever may be applicable, approving this Termination Agreement and the provisions herein contained. Within ten (10) days from the date of this Termination Agreement, Coyote shall deliver or cause to be delivered to the Corporation an opinion of legal counsel to Coyote, reasonably acceptable to the Corporation, opining that this Termination Agreement has been validly executed and is enforceable against Coyote in accordance with its terms, subject only to such usual and customary creditors' rights exclusions as may be approved by counsel to the Corporation.

          C. Notwithstanding the provisions of Section 7 of the Consulting Agreement that contain certain restrictions on the activities of the Consultant that purport to extend beyond the termination of the Consulting Agreement, by the execution of this Termination Agreement the parties hereto do hereby expressly terminate the effectiveness of the provisions of Section 7 of the Consulting Agreement as of the date hereof, and the restrictions contained therein shall be of no further force or effect.




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SECTION 2.  FINDER'S FEES AND EXPENSES


          A. Attached hereto as Schedule A is a true, correct and complete listing of various and sundry businesses that Coyote has previously brought to the Corporation as potential acquisitions by the Corporation, all of which are presently in various stages of negotiation between the Corporation and those businesses. Of the businesses listed on Schedule A, Medical Diagnostics, Inc. and American Shared Hospital Services are presently the subject of binding agreements for acquisition by the Corporation, or are expected to be subject of binding agreements for such acquisition within a short period of time after the date hereof.

          B. The Corporation acknowledges and agrees that Coyote found, and introduced the Corporation to, all of the businesses set forth on Schedule A, and that Coyote has performed all services required to be performed by it with respect to all of the businesses set forth on Schedule A such that if such businesses, or any of them, are acquired by the Corporation at any time in the future, Coyote will be entitled to a finder's fee from the Corporation as otherwise set forth in the Consulting Agreement.

          C. The Corporation acknowledges and agrees that notwithstanding the termination of the Consulting Agreement by this Termination Agreement, the Corporation shall pay Coyote a finder's fee in cash of two percent (2%) of the Aggregate Purchase Price (as defined herein) of any business listed on Schedule A attached hereto which is subsequently acquired by the Corporation or by any subsidiary of the Corporation, payable in full at the closing of each acquisition. For purposes of this Termination Agreement, the Aggregate Purchase Price on which the finder's fee due Coyote shall be computed shall be the aggregate sum of all cash and securities (debt, equity or hybrid) issued by the Corporation or any of its Affiliates to the seller(s) of such businesses, together with all indebtedness incurred and/or assumed by the Corporation or any of its Affiliates in connection with such acquisitions. Except as provided in subsection D hereof, Coyote shall not be entitled to any draw or advance against such finder's fees, and except for deduction by the Corporation of the advance payment on account set forth in subsection D hereof when the related acquisitions close, all finder's fee due to Coyote hereunder shall be due and payable without offset of any kind whatsoever.

          D. As further consideration for the execution of this Termination Agreement, simultaneous with the execution of this Termination Agreement, the Corporation shall pay to Coyote the sum of $620,000.00 in cash, on account of and being one-half of the finder's fees that will be due Coyote upon closing of the pending acquisitions of Medical Diagnostics, Inc. ($270,000.00) and American Shared Hospital Services ($350,000.00). The remaining portion of the finder's fees on such acquisitions shall be due and payable upon the closing of the acquisitions. In the event that the Corporation's acquisition of either or both of Medical Diagnostics, Inc. and American Shared Hospital Services do not close, the payment on account of the finder's fees regarding such businesses by the Corporation to Coyote hereunder shall thereupon be credited against any other finder's fees due from the Corporation to Coyote by reason of other acquisitions referred to in the preceding subsection, but shall not otherwise be refundable to the Corporation by Coyote.

          E. As to certain of the businesses set forth on Schedule A and specifically designated by an asterisk thereon, one or more independent third parties may be entitled to claim compensation in the nature of a portion of any finder's fee payable in the event an acquisition of the business is accomplished by the Corporation, and Coyote shall pay from its finder's fee received hereunder with respect to each such acquisition the portion of the finder's fee lawfully due to said independent third parties. As to the finder's fees with respect to the designated transactions, Coyote covenants and agrees to hold the Corporation harmless of and from any and all claims for compensation in the nature of finder's or brokerage fees claimed by independent third parties with whom Coyote dealt in bringing the proposed transactions to the attention of the Corporation.

          F. In addition to any finder's fees payable to Coyote hereunder, the Corporation shall reimburse Coyote in cash in full for all out-of-pocket travel and entertainment expenses incurred by Coyote and its employees and agents in connection with a completed acquisition of any business set forth on Schedule A by the Corporation incurred prior to the date hereof. With respect to any expenses which are requested to be reimbursed to Coyote, Coyote agrees to account to the Corporation in detail sufficient to entitle the Corporation to claim an income tax deduction for such paid



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items if such item is deductible. Coyote shall submit a request for reimbursement for such expenses to the Corporation and the Corporation shall reimburse Coyote for such expenses simultaneous with the payment of the finder's fees in subsection C hereinabove.

          G. Until July 31, 1997, the Corporation shall have the exclusive right to negotiate with the businesses set forth on Schedule A for acquisition by the Corporation and Coyote will cooperate with the Corporation in that regard and will not interfere with the Corporation's efforts in that regard.

SECTION 3. ENTIRE AGREEMENT

          This instrument contains the entire agreement between the Corporation and Coyote and may not be modified orally.

SECTION 4. NOTICES

          Any notice or communication required or permitted thereunder shall be given in writing and shall be considered to have been given on the date such notice or communication has been delivered by hand to, mailed by registered or certified mail, return receipt requested, postage prepaid, directed to such party at the following address (or at such other address as such party shall hereafter designate by written notice to the other):

                             US DIAGNOSTIC INC.
                             777 S. Flagler Drive
                             West Palm Beach, Florida 33401
                             Attention:  Chairman

                             COYOTE CONSULTING & FINANCIAL SERVICES LLC
			     c/o Elise Nulman Greenberg
			     29 Winward Isle
			     Palm Beach
                             Gardens, Florida 33418

SECTION 5. CONSTRUCTION, GOVERNING LAW

          This Agreement shall be governed by the laws of the State of Florida. In the event of any litigation to enforce, interpret, or arising out of this Termination Agreement, the prevailing party in such litigation shall be entitled to an award of its reasonable attorneys' fees and costs.

SECTION 6. HEADINGS AND COUNTERPARTS

          Headings are inserted for reference purpose only and shall not affect the interpretation or meaning of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which, together will constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto executed this Agreement on the dates respectively indicated.

Witnesses:                               US DIAGNOSTIC INC.
 (2 as to each party)


                                         By: /s/Jeffrey Goffman
                                            --------------------------------
                                                Jeffrey A. Goffman, Chairman
--------------------------------
 Witness signature
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                                         By: /s/ Joseph Paul
                                            ------------------------------
                                                 Joseph A. Paul, President
--------------------------------
 Witness signature
 Print name:
                                            Date:
                                                  ----------------------------


                                     COYOTE CONSULTING & FINANCIAL SERVICE LLC



---------------------------------
 Witness signature                       By: /s/Elise Nulman Greenberg
 Print name:                                -----------------------------
                                                Elise Nulman Greenberg


--------------------------------
 Witness signature
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                                            Date:
                                                  ----------------------------


                                    JOINDER
                                    -------

          The undersigned hereby joins in the execution of the foregoing Termination Agreement as of the date indicated below.



                                            /s/ Keith Greenberg
                                            ----------------------------------
--------------------------------                Keith G. Greenberg
 Witness signature
 Print name:


--------------------------------
 Witness signature
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                                            Date:
                                                  ----------------------------



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